UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Blue Hill Plaza, Second Floor, Pearl River, New York		10965
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STL	New York Stock Exchange
Depositary Shares, each representing 1/40th interest in a share of 6.50% Non-cumulative Perpetual Preferred Stock, Series A	STLPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on August 17, 2021 in order for the stockholders of Sterling Bancorp (“Sterling”) to vote upon the following proposals set forth in a joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) prepared in connection with the Merger (defined below), dated July 8, 2021, and filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 8, 2021:

As of July 2, 2021, the record date for the Special Meeting, there were 192,715,433 shares of Sterling common stock issued and outstanding and eligible to be voted at the Special Meeting, and 157,797,715 shares were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

The results of the votes cast by stockholders are as follows:

Proposal 1:  To adopt the Agreement and Plan of Merger, dated as of April 18, 2021 (the “Merger Agreement”), by and between Sterling and Webster Financial Corporation (“Webster”), as such agreement may be amended from time to time, pursuant to which Sterling will merge with and into Webster, with Webster as the surviving corporation (the “Merger”), as more fully described in the Proxy Statement/Prospectus (the “Sterling Merger Proposal”);

Proposal 1:	The Sterling Merger Proposal:

For	Against	Abstain	Broker Non-Votes
157,094,942	575,126	127,647	N/A

Proposal 2: To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Sterling’s named executive officers that is based on or otherwise relates to the Merger (the “Sterling Compensation Proposal”);

Proposal 2:	The Sterling Compensation Proposal:

For	Against	Abstain	Broker Non-Votes
151,732,106	5,067,182	998,427	N/A

Proposal 3:  To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Sterling Merger Proposal or to ensure that any supplement or amendment to the Proxy Statement/Prospectus is timely provided to holders of Sterling common stock. Because the Sterling Merger Proposal and the Sterling Compensation Proposal were approved, the Adjournment Proposal was withdrawn and not considered at the Special Meeting.

Completion of the Merger remains subject to the satisfaction of the remaining customary closing conditions contained in the Merger Agreement. Assuming such conditions are satisfied, Sterling currently expects to complete the Merger in the fourth quarter of 2021.

Item 8.01	Other Events.

On August 17, 2021, Sterling and Webster issued a joint press release announcing the voting results described in Item 5.07 of this Current Report on Form 8-K, along with the voting results of the special meeting of Webster’s stockholders. The joint press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
99.1	Joint Press Release of Sterling and Webster, dated August 17, 2021, regarding Special Meeting Results
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp

Date: August 18, 2021	By:	/s/ Jack L. Kopnisky
Jack L. Kopnisky
President and Chief Executive Officer